UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                              AMENDMENT NUMBER 2 TO
                                   FORM SB-2/A



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            CHARRETTE DE CAFE, CORP.
             ______________________________________________________
             (Exact name of registrant as specified in its chapter)


        8018 East Santa Ana Canyon Road, Suite 100-131, Anaheim, CA 92808
    ________________________________________________________________________
    (Address of Principal executive offices and principal place of business)


                            Telephone: (714) 281-1377


                             Ronald J. Stauber, Esq.
                        1880 Century Park East, Suite 300
                          Los Angeles, California 90067
                     _______________________________________
                     (Name and address of Agent for Service)


   Nevada                             5810                          75-3076339
_____________              ___________________________            ______________
  State of                 Primary Standard Industrial             IRS Employer
Incorporation              Classification Code Number             Identification
                                                                      Number


                  Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective for a three month period.

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

                  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                  If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]


                      CALCULATION OF REGISTRATION FEE
================================================================================

Title of class of     Amount         Proposed      Proposed      Amount of
securities to be      to be          maximum       maximum       registration
registered            registered     offering      aggregate     Fee
                                     price per
                                     unit
________________________________________________________________________________

Common                  200,000        $ .10       $ 20,000        $ 50.00
________________________________________________________________________________

Total Registration Fee                                             $ 50.00

                  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                  Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


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                            CHARRETTE DE CAFE, CORP.
                                                                            Page

     Item Number and Heading

1. Front of the Registration Statement and Outside Front Cover Page of Prospectus
2.   Inside Front and Outside Back Cover Pages of Prospectus
3.   Risk Factors
4.   Summary Information
5.   Use of Proceeds
6.   Determination of Offering Price
7.   Dilution
8.   Plan of Distribution
9.   Description of Business
10.  Plan of Operation
11.  Security Ownership of Certain Beneficial Owners and Management
12.  Description of Property
13.  Directors, Executive Officers,
     Promoters and Control Management
14.  Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities
15.  Description of Securities
16.  Market for Common Equity and Related
     Stockholder Matters
17.  Executive Compensation
18.  Financial Statements
19.  Certain Relationships and Related Transactions
20.  Litigation

Part II - Information Not Required in Prospectus

21.  Indemnification of Directors and Officers
22.  Other Expenses of Issuance and Distribution
23.  Recent Sales of Unregistered Securities
24.  Exhibits


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


                  THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

                                   PROSPECTUS

                            Charrette de Cafe, Corp.
                             (A Nevada Corporation)
                 8018 East Santa Ana Canyon Road, Suite 100-131
                            Anaheim, California 92808
                                 (714) 281-1377

                      Up to 200,000 shares of Common Stock
                         Offering Price: $0.10 Per share

                  This offering by Charrette de Cafe, Corp. (sometimes "Charrette") consists of a new issue of up to 200,000 shares of common stock, $0.001 par value (sometimes "shares") of Charrette at a price of $ 0.10 per share for a period of 3 months from the effective date of this prospectus.

                  There is no minimum number of shares being offered and we have only one class of shares authorized and these are shares of common stock.

                  The shares are not listed on any national securities exchange and the NASDAQ Stock Market does not list the shares being offered.

                  THIS OFFERING IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK TO THE PUBLIC INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT (SEE RISK FACTORS AND DILUTION).

                     Price to                                   Net Proceeds
                     Public              Commission(1)(2)       to Company(3)(4)
================================================================================

Per Share            $  0.10                $0.00                    $20,000

Aggregate Sale       $20,000                $0.00                    $20,000

(1) Our sole officer and director is selling the shares and she will not receive a commission for any sales.

(2) The shares are being offered to prospective investors on a direct participation basis.

(3) The proceeds are prior to the deduction of expenses related to the preparation of the offering which Charrette will pay. These expenses, as presently estimated, are not expected to exceed $8,550.00, and include our legal and accounting fees, transfer agents fees, filing fees, and printing costs.


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


(4) No escrow account will be set up and all proceeds raised in the offering will be deposited immediately into our corporate account to be utilized for working capital in the priorities set by Charrette.

                  The effective offering price per share exceeds the net tangible book value per share as at December 31, 2005, after giving effect to this offering by $ 0.07, representing 70% of the effective offering price per share. An investment in the shares is speculative and subject to certain risk factors. See "Risk Factors" commencing on page 10.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS OFFERING DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  During the offering period, we are required to update this Prospectus to reflect any facts or events arising after the effective date of this Registration Statement filed with the Securities and Exchange Commission that represents a fundamental change in the information set forth in the Registration Statement.

                The date of this Prospectus is March ____, 2006.


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


                                   PROSPECTUS


                                TABLE OF CONTENTS


Part I - Information Required in Prospectus

1.  Front Cover Page of Prospectus
2.  Inside Front and Outside Back Cover Pages of Prospectus
3.  Summary Information
4.  Risk Factors
5.  Use of Proceeds
6.  Determination of Offering Price
7.  Dilution
8.  Selling Security Holders
9.  Plan of Distribution
10. Legal Proceedings
11. Directors, Executive Officers, Promoters and Control Management
12. Security Ownership of Certain Beneficial Owners and Management
13. Description of Securities
14. Interest of Named Experts and Counsel
15. Disclosure of Commission Position on Indemnification for
    Securities Act Liabilities
16. Organization Within Last Five Years
17. Description of Business
18. Plan of Operation
19. Description of Property
20. Certain Relationships and Related Transactions
21. Market for Common Equity and Related Stockholder Matters
22. Executive Compensation
23. Financial Statements
24. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

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



                               SUMMARY INFORMATION

                  This is a summary and the information is selective, it does not contain all information that may be important to you. The summary highlights the more detailed information and financial statements appearing elsewhere in this document. It is only a summary. We urge you to read the entire prospectus carefully. Your attention is specifically called to the risk factors beginning on page 10 and the financial statements and the explanatory notes before making any investment decision.

Our Company:            Charrette is a start-up company that has yet to commence
                        operations. We were formed to enter into the retail specialty coffee market through the use of coffee carts to be located in gasoline-service stations. Our objective is to place our coffee carts at high volume - high consumer traffic gasoline service stations that do not necessarily have a competing inside food convenience area, a market that we believe is not exploited at the current time.

                        The specialty coffee beverages will include regular and flavored coffee (some selected teas), including decaf or frozen and ice-blended beverages.

Securities Offered:     Up to 200,000 shares with no minimum number of shares
                        are being offered.

                        There is no minimum on the number of shares that have been designated for sale. Accordingly, once our securities are purchased, the investor will not be able to obtain a return of the investment, regardless of the number of shares sold.


Offering Price Per
Share: $0.10 per share of common share with a par value of $0.001 per share.


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


 Offering:              Our shares are being offered on a self underwriting
                        basis by Sandra J. Andre for a period not to exceed three months from the effective date of this Prospectus, on a best effort basis.

Determination of
Offering Price: The offering price has been arbitrarily determined by us based upon what we believe purchasers of such speculative issues would be willing to pay for our securities and bears no relationship whatsoever to assets, earnings, book value or any other established criteria of value

Net Proceeds:           Approximately $ 20,000 with all of the proceeds will be
                        going to us.

Use of Proceeds:        Coffee Cart:               $   6,300
                        Equipment/Supplies:        $   1,150
                        Offering Expense:          $   8,550
                        General Corporate
                        Purposes:                  $   4,000
                                                   _________
                                            Total: $  20,000
                                                   =========

Number of Shares of
the Common Stock
Outstanding:            Before the Offering:       1,000,000
                        Shares being Offered:        200,000
                                                   _________
                        After the Offering:        1,200,000


Risk Factors:           Our securities being offered involve a high degree of
                        risk and immediate substantial dilution and should not be purchased by investors who cannot afford to lose their entire investment. Such risk factors include, among others, lack of operating history and limited resources, discretionary use of proceeds, no escrow of proceeds, and competition in selected area of business.
                        (See "Risk Factors" on page 10)


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



                         SELECTED FINANCIAL INFORMATION


                  The selected financial information should be read in conjunction with our financial statements and our notes to the financial statements contained elsewhere in this Prospectus.

BALANCE SHEET DATA:                       Period End
                                       December 31, 2005

         Current Assets:                     20,000
         Other Assets:                            0
         Total Assets:                       20,000
         Total Liabilities:                       0
         Accumulated Loss:                        0
         Shareholder Equity:                 20,000


INCOME STATEMENT DATA:                    Period End
                                       December 31, 2005

         Total Income:                            0
         Total Expenses:                          0
         Net Profit (Loss):                       0


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


                                  RISK FACTORS

                  THE PURCHASE OF THE SECURITIES BEING OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK TO THE INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE OFFERING PRICE HAS BEEN ARBITRARILY DETERMINED ON WHAT WE BELIEVE PURCHASERS OF A SPECULATIVE OFFERING WOULD BE WILLING TO PAY FOR THE SECURITIES AND BEARS NO RELATIONSHIP WHATSOEVER TO ASSETS, EARNINGS, BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.

                  Prior to investing in the shares, a prospective investor should consider carefully the following risks and highly speculative factors that may affect our business. In analyzing this offering, prospective investors should carefully consider, among other factors, the following:

1. As a start-up or development stage company, our business and prospects are difficult to evaluate because we have no operating history and our business model is evolving, an investment in us is considered a high risk investment whereby you could lose your entire investment.

                  We have just commenced operations and, therefore, we are considered a "start-up" or "development stage" company. We have not yet owned and/or operated a coffee cart. We will incur significant expenses in order to implement our business plan. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, inventory costs, employment costs, and advertising and marketing expenses. We cannot assure you that our proposed business plan as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment.

                  We face the challenge of successfully acquiring our first coffee cart, finding suitable locations for operation of our coffee cart, negotiating arrangements for using those locations, training and hiring suitable staff, as well as establishing operations. There is, therefore, nothing at this time on which to base an assumption that our business will prove successful, and there is no assurance that it will be able to operate profitably if or when operations commence. You may lose your entire investment do to our lack of experience

                  Our plan of operation is our best estimate and analysis of the potential market, opportunities and difficulties that we face. There can be no assurances that the underlying assumptions accurately reflect our opportunities and potential for success. Competition in the coffee market and reliance on a cart location, with other economic forces make forecasting of revenues and costs difficult and unpredictable. If our estimates and analysis is incorrect, you could lose your entire investment.

2. Our working capital is limited. We may need additional capital to fund our operations and finance future growth, and we may not be able to obtain it on terms acceptable to us or at all. This will impede our growth and operating results.

                  There is no minimum amount that must be sold in this offering. Although we will be able to commence operations without raising any funds in this offering, we will have limited working capital on hand. Our ability to commence and continue operations and operate as a going concern may be contingent on the successful completion of all or part of this offering, it may depend on our ability to borrow funds from Sandra J. Andre and unrelated third parties, and the receipt of proceeds from the sale of our coffee products on commencement of operations. As of this date, we have generated no income and there can be no assurance that any such income will be forthcoming in the future. Our inability to fund or operations will impede our growth and operating results and may also result in a loss of your investment.

3. We expect to incur losses in the future and, as a result, the value of our shares and our ability to raise additional capital may adversely affect our ability to sustain growth and our operations may suffer.

                  We have no operating history and, therefore, no revenues. We expect to incur losses during our first year of operation. There can be no assurances that we will achieve profitability in the future, or, if so, as to the timing or amount of any such profits.

                  We plan to use any revenues received to support the adding of additional coffee cart locations and to increase our sales and marketing. Many of the expenses associated with these activities (for example, costs associated with purchasing coffee carts and equipment and hiring employees) are relatively fixed in the short-term. We may be unable to adjust spending quickly enough to offset unexpected revenue shortfalls. If so, our operational results will suffer.

                  As it relates to one coffee cart, we should have sufficient capital to meet our operating expenses for the next twelve (12) months. After that time, we will either need to raise additional funds or realize additional revenue from our business activities to meet our cash requirements. There can be no guarantee that we will be successful in securing additional financing should the need arise.

                  Our inability to fund our operations will impede our growth and operating results and may also result in a loss of your investment.

4. Because our business is highly dependent on a single product and on a specific location, if the demand for coffee decreases or if our location is poorly chosen or lost, our business may suffer.

                  Demand for specialty coffee is affected by many factors, including consumer tastes and preferences, local economic conditions and demographic trends. Any shift in a trend could harm our business more than if we had a diversified product offering. If demand for specialty coffee decreases, our sales will be adversely affected.

                  Further, any inability to acquire a location for our coffee carts or the loss of a location will prevent us from implementing our business plan or result in a loss of revenue which will cause our business to suffer.

                  Our inability to predict demand or to acquire and maintain favorable locations will impede our growth and operating results and it may also result in a loss of your investment.

5. Our industry is highly competitive and we may not have the resources to compete effectively and to be profitable, we will be unable to sustain growth and as a result, you may lose your entire investment.

                  Our business and financial condition could be adversely affected by the highly competitive nature of the retail specialty coffee market. As a result we may never be profitable and you may lose your entire investment. Some if not most of our competitors have greater financial and marketing resources and brand name recognition. Our coffee beverages will compete with a number of national and regional chains, franchise operators and local specialty coffee retailers such as Starbuck's Coffee, SBC and Peet's Coffee & Tea as well as other lesser know companies. Nationally, coffee manufacturers such as Kraft, General Foods, Proctor and Gamble, and Nestle distribute coffee products in supermarkets and convenience stores, which may serve as substitutes for our coffee drinks. Our coffee beverages compete directly against all restaurant and beverage outlets that serve coffee and a growing number of coffee stands, carts, and stores. Motorized food vending trucks will compete directly with us. Our coffee beverages also compete indirectly against all other coffees on the market. We believe that our customers will choose us primarily on the basis of product quality, service and convenience, and, to a lesser extent, on price. The performance of our coffee carts may also be affected by factors such as traffic patterns and the type, number and proximity of competing retailers of coffee and coffee products.

6. Sandra J. Andre, our sole director and officer, will only devote part time efforts to our business due to her involvement in other business interests and her lack of involvement could harm our business.

                  The amount of time which Sandra J. Andre, our sole officer and director, will devote to our business is expected not to exceed ten hours a week prior to the commencement of sales from the first coffee cart. This may cause delays in the implementation of our business plan. Thereafter, her time commitment will be increased until such time as competent personal is acquired to operate a coffee cart.

                  Sandra J. Andre also serves as an officer, director, shareholder and/or partner in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time and effort with such other business entities. Currently, Sandra J. Andre is not involved in any other entity which is engaged in a similar business as Charrette.

7. The loss of Sandra J. Andre or our inability to attract and retain qualified personnel could significantly disrupt or harm our business and our operating results would suffer.

                  We are wholly dependent, at present, on the personal efforts and abilities of Sandra J. Andre, our sole officer and director. The loss of services of Sandra J. Andre will disrupt if not stop our operations. In addition, our success will depend on our ability to attract and retain highly motivated, well-qualified employees. Our inability to recruit and retain such individuals may delay the planned opening of coffee cart locations and or result in high employee turnover, which could have a material adverse effect on our business or results of operations once commenced. Accordingly, without suitable replacements and employees to operate a coffee cart, our operations will suffer.

8. Sandra J. Andre will own approximately 83% of our shares after the offering that permits her to exert influence over us or to prevent a change of control.

                  After giving effect to this offering, Sandra J. Andre, our sole director and officer will beneficially own approximately 80% of our outstanding shares of common stock, depending on the number of shares sold in this offering. As a result of this stock ownership, Sandra J. Andre will continue to influence the vote on all matters submitted to a vote of our stockholders, including the election of directors, amendments to the certificate of incorporation and the by-laws, and the approval of significant corporate transactions. This consolidation of voting power could also delay, deter or prevent a change of our control that might be otherwise beneficial to stockholders.

9. You will not receive dividend income from an investment in the shares and as a result, the purchase of the shares should only be made by an investor who does expect a dividend return on the investment.

                  We have never declared or paid a cash dividend on our shares nor will we in the foreseeable future. We currently intend to retain any future earnings, if any, to finance the operation and expansion of our business. Accordingly, investors who anticipate the need for immediate income from their investments by way of cash dividends should refrain from purchasing any of our securities. As we do not intend to declare dividends in the future, you may never see a return on your investment and you indeed may lose your entire investment.

10. We have arbitrarily determined the initial public offering price and this may not be the market price of the shares after the offering, as a result, future sales of the stock could be at a lesser price than the offering price.

                  The offering price of the shares has been arbitrarily determined by us based on what we believe purchasers of such speculative issues would be willing to pay for the shares of Charrette and does not necessarily bear any material relationship to book value, par value, or any other established criterion of value. As a result, it may be difficult for you to


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


resell your shares at or above the offering price. You may also lose your entire investment if the price of the shares being sold is too high.

11. You may not be able to resell any shares you purchased in this offering.

                  There is no trading market for our common stock at present and there has been no trading market to date. We have not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning the participation of such market maker in the aftermarket our common stock. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. This means that it may be hard or impossible for you to find a willing buyer for your stock should you decide to sell it in the future or to resell the shares at or above the offering price.

12. Our issuance of further shares and the eligibility of issued shares for resale will dilute our common stock and could cause our stock price to decline.

                  The shares, if all are sold, being offered in this prospectus represents 83% of our total issued and outstanding shares on a fully-diluted basis. If you invest in our shares, your interest will be diluted to the extent of the differences between the price per share you pay for the common stock of $0.10 per share and the pro forma as adjusted net tangible book value per share which would be $0.05 at the time of sale which is a dilution of over 50% of your investment. We calculate net tangible book value per share by subtracting from our total assets all intangible assets and total liabilities, and dividing the result by the number of outstanding shares of common stock. Furthermore, we may issue additional shares, options and warrants and we may grant stock options to our employees, officers, directors and consultants under our future stock option plans, all of which may further dilute our net tangible book value. The dilution of our shares could lower the price a willing buyer would pay for our shares based on the fact our net asset value per share and/or our earnings ratio per share would be reduced.

13. Future sales of restricted shares could decrease the price a willing buyer would pay for shares of our common stock, could cause our price to decline and could impair our ability to raise capital.

                  We currently have 1,000,000 shares of common stock issued and outstanding, all of which is held by Sandra J. Andre, our sole officer and


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


director. These shares are considered restricted securities pursuant to Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. These shares are, or in the near future, may be available for sale under exemptions from registration. Future sales of common stock by Sandra J. Andre under exemptions from registration or through a subsequent registered offering could materially adversely affect the market price of our common stock and could materially impair our future ability to raise capital through an offering of equity securities. We are unable to predict the effect, if any, that market sales of these shares, or the availability of these shares for future sale, will have on the prevailing market price of our common stock at any given time.

14.      You will receive no dividends on your investment.

                  We have never paid dividends. We do not anticipate declaring or paying dividends in the foreseeable future. Our retained earnings, if any, will finance the development and expansion of our business. Our dividends will be at our board of directors' discretion and contingent upon our financial condition, earnings, capital requirements and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents we may execute. Therefore, there can be no assurance that cash dividends of any kind will ever be paid.

15. If we issue future shares, present investors' per share value will be diluted.

                  We are authorized to issue a maximum of 25,000,000 shares of common shares. As of December 31, 2005, there were 1,000,000 shares issued and outstanding. The board of directors' authority to issue common stock without shareholder consent may dilute the value of your common stock.

16. Our common stock has no public market and the value may decline after the offering.

                  There is no established public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our securities you may be unable to sell them. Accordingly, you should be able to bear the financial risk of losing your entire investment.


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


17. Our common stock may never be public traded and you may have no ability to sell the shares.

                  We plan to seek a listing on the Over The Counter ("OTC") Bulletin Board once our registration statement has cleared comments. We will contact a market maker to seek the listing on our behalf.

                  Only market makers can apply to quote securities. Market makers who desire to initiate quotations in the OTC Bulletin Board system must complete an application (Form 211) and by doing so, will have to represent that it has satisfied all applicable requirements of the Securities and Exchange Commission Rule 15c2-11 and the filing and information requirements promulgated under the National Association of Securities Dealers' ("NASD") Bylaws. The OTC Bulletin Board will not charge us with a fee for being quoted on the service. NASD rules prohibit market makers from accepting any remuneration in return for quoting issuers' securities on the OTC Bulletin Board or any similar medium. We intended to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and, as such, we may be deemed compliant with Rule 15c2-11. The NASD will review the market maker's application and if cleared, it cannot be assumed by any investor that any federal, state or self-regulatory requirements other than certain NASD rules and Rule 15c2-11 have been considered by the NASD. Furthermore, the clearance should not construed by any investor as indicating that the NASD, the Securities and Exchange Commission or any state securities commission has passed upon the accuracy or adequacy of the documents contained in the submission.

18. We have not contacted any market maker for sponsorship of our shares on the OTC Bulletin Board.

                  The OTC Bulletin Board is a market maker or dealer- driven system offering quotation and trading reporting capabilities - a regulated quotation service - that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchanges. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting market makers or dealers in stocks.

                  If we are unable to obtain a market maker to sponsor our listing, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our


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


securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTC Bulletin Board.

19. If our common stock does not meet blue sky resale requirements, you may be unable to resell your securities.

                  The common stock being offered must meet the blue sky resale requirements in the states in which the proposed purchasers reside. If we are unable to qualify the securities offered and there is no exemption from qualification in certain states, the holders of the securities or the purchasers of the securities may be unable to sell them.

20. Our shareholders may face significant restrictions on the resale of our common stock due to state "blue sky" laws.

                  There are state regulations that may adversely affect the transferability of our common stock. We have not registered our common stock for resale under the securities or "blue sky" laws of any state. We may seek qualification or advise the selling securities holders of the availability of an exemption. We are under no obligation to register or qualify our common stock in any state or to advise the selling shareholders of any exemptions.

                  Current shareholders, and person who desire to purchase the common stock in any trading market that may develop in the future, should be aware that there might be significant state restrictions upon the ability of new investors to purchase the securities.

                  Blue sky laws, regulations, orders, or interpretations place limitations on offerings or sales of securities by "blank check" companies or in "blind-pool" offerings, or if such securities represent "cheap stock" previously issued to promoters or others. We are not a "blank check" or "blind pool" company. The selling security holders, because they originally paid $.001 for each share, may be deemed to hold "cheap stock." These limitations typically provide, in the form of one or more of the following limitations, that such securities are:

                  (a) Not eligible for sale under exemption provisions permitting sales without registration to accredited investors or qualified purchasers;

                  (b) Not eligible for the transaction exemption from registration for non-issuer transactions by a registered broker- dealer;

                  (c) Not eligible for registration under the simplified small corporate offering registration (SCOR) form available in many states;

                  (d) Not eligible for the "solicitations of interest" exception to securities registration requirements available in many states;

                  (e) Not permitted to be registered or exempted from registration, and thus not permitted to be sold in the state under any circumstances.

                  Virtually all 50 states have adopted one or more of these limitations, or other limitations or restrictions affecting the sale or resale of stock of blank check companies or securities sold in "blind pool" offerings or "cheap stock" issued to promoters or others. Specific limitations on such offerings have been adopted in:

          Alaska                Nevada                Tennessee
          Arkansas              New Mexico            Texas
          California            Ohio                  Utah
          Delaware              Oklahoma              Vermont
          Florida               Oregon                Washington
          Georgia               Pennsylvania
          Idaho                 Rhode Island
          Indiana               South Carolina
          Nebraska              South Dakota

                  Any secondary trading market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered.



                                 USE OF PROCEEDS

                  Assuming the sale and issuance of 200,000 shares, we estimate that the net proceeds from this offering will be approximately $11,450, after deducting the offering expenses including our legal and accounting fees of approximately $8,550. It is anticipated such proceeds will be sufficient to proceed with the initial proposed project. The net proceeds of our offering will be deposited immediately into our corporate account to be utilized approximately as follows:

      Offering Expenses:

                  Securities and Exchange Commission
                  Registration Fee                               50.00
                  Attorneys' Fees                             6,000.00
                  Accounting Fees                               500.00
                  Printing and Engraving                        500.00
                  Blue Sky Qualification Fees and Expenses      700.00
                  Miscellaneous                                 300.00
                  Transfer Agent Fees                           500.00

         Business Furtherance Expenditures:

                  Acquisition of Coffee Cart                  6,300.00
                  Equipment/Supplies/Coffee                   1,500.00
                  General Corporate Purposes:                 3,350.00
                                                            __________

                                  Total                     $20,000.00


                  The following table shows our use of proceeds if 25%, 50%, 75% and/or 100% of the shares are sold. The table also assumes that we will pay our offering expenses from the current cash on hand. After the payment of the offering expenses, we will have approximately $11,450 in working capital and the total proceeds received in connection with the sale of our stock. The net proceeds from the sale of the stock will be used as follows:

                               25%       50%          75%       100%

Total Proceeds                $5,000   $10,000      $15,000    $20,000

Acquisition of Coffee Cart      (1)      6,300        6,300      6,300
Equipment/Supplies/Coffee      1,500     1,500        1,500      1,500
General Corporate Purposes     3,500     2,200(2)     7,200     12,200

__________________

(1) If $5,000 is raised from the sale of our stock, we will purchase the first cart from our existing cash and we will have approximately $5,150 in added working capital to the $11,450 remaining after the payment of all expenses.

(2) We may use approximately $2,200 of our existing cash and will have approximately $9,250 in working capital.

                  There is no minimum amount that must be sold in this offering. We may not be able to raise the funds we need to operate our business in this offering. We intend to secure any additional financing we need from Sandra J. Andre. Sandra J. Andre has orally agreed to extend, if required, a line of credit in the amount of $10,000, without interest, prior to June 30, 2006, for a one year term. This agreement may not be enforceable.

                  In the event the total proceeds of $20,000 is not reach because we have not sold the maximum of 200,000 shares and we do not secure any financing from Sandra J. Andre, we still will have approximately $11,450 in working capital from the original sale and issuance of shares to Sandra J. Andre and we will continue with the implementation of our business plan. We currently have $20,000 in cash on deposit in our bank. If the net proceeds is less than $10,000, we will not, however, be able to add a second cart or third cart during the second year of operations without adversely effecting our cash operating reserve.

                  While we currently intend to utilize the proceeds of this offering substantially as set forth above, we reserve the right to change such use if, in the judgment of the board of directors, such changes are advisable within the above described catagories. At this time we believe this to be the best representation of the projected allocation of proceeds, and do not foresee any substantial deviation. Any anticipated deviation would involve the acquisition of additional equipment and supplies for the coffee cart and the source of the reallocation would be from the proceeds allocated to general corporate purposes. For example, one coffee cart may require the addition of one added coffee brewing system to the cart and this purchase would reduce our working capital and increase the cost of the equipment. The reallocation would be occasioned by the demand of the consumer at the point of sale. In addition, contingencies may arise that may require us to obtain additional capital. These contingencies may include; higher than anticipated costs for a location; higher than anticipated cost for coffee cart(s); higher than anticipated wages for employees; the progress of our business development activities; and less than anticipated revenue resulting from our proposed operations.

                  Based on our current operating plan, we believe that the net proceeds of this offering, together with available funds on hand (and cash flow from future operations), will be sufficient to satisfy our immediate working capital requirements. Such belief is based upon certain assumptions, including assumptions as to our contemplated operations and business plan and economic and industry conditions. We cannot be certain that such resources will be sufficient for such purpose.

                         DETERMINATION OF OFFERING PRICE

                  At present, there is no established public market for our shares and we have no market maker and/or investment banker advising us. The offering price and other terms and conditions relating to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price established for the shares.

                                    DILUTION

                  Prior to this offering and as of December 31, 2005, we had a total of 1,000,000 shares issued and outstanding and, a net tangible book value of approximately ($20,000) or ($0.002) per share. Net tangible book value per share represents the amount of our tangible assets, less total liabilities, divided by the number of shares of our common stock outstanding. Without taking into account any further adjustments in net tangible book value other than to give effect to the sale of the 200,000 shares offered hereby (after deduction of offering expenses) our pro forma net tangible book value at December 31, 2005, would have been $40,000 or $0.03 per share of our common stock representing an increase in net tangible book value to existing shareholders of $0.01 per share and a dilution of $0.07 per share to new investors.

         Public offering price per share:               $0.10
         Net tangible book value, per share,
         before offering (1):                           $0.02
         Pro forma net tangible book value per
         share after offering (2):                      $0.03
         Increase per share attributable to new
         investors:                                     $0.01
         Dilution per share to new investors (3):       $0.07

                  (1) "Net tangible book value per share" is determined by dividing the number of shares of common stock outstanding into the net tangible book value of Charrette (tangible assets less total liabilities).

                  (2) Since there can be no assurances as to how many, if any shares will be sold, the pro forma net tangible book value per share may vary from that set forth above after the offering.

                  (3) "Dilution" means the difference between the public offering price per share and the net tangible book value per share of common stock after giving effect to the offering.

                  Sandra J. Andre, our current shareholder paid $0.02 per share for her 1,000,000 shares of common stock currently outstanding compared to the offering price of $0.10 per share to be paid by investors in this offering.

                  The following table shows our authorized and issued securities as of December 31, 2005, and what the amount outstanding is expected to be on the completion of this offering if all the shares being offered are sold.

Designation of         Amount       Amount Outstanding        Amount to be
Security           Authorized     as of December 31, 2005     Outstanding


Shares of the      25,000,000           1,000,000              1,200,000
Common Stock,
$0.001 par
value

                              PLAN OF DISTRIBUTION

Investor Suitability Standards.

                  The purchase of the shares involves significant risks and is not a suitable investment for all potential investors.

                  For reasons described below and under "Risk Factors," the purchase of shares should be considered appropriate only for sophisticated investors interested in a long term investment and not for resale. A prospective investor, in determining whether a share is a suitable investment, should consider carefully that there will be a limited number of shares sold and that transferability of the underlying securities thereof may be limited for a time; no active public or secondary market will develop for the underlying securities. The offering price has been arbitrarily determined by us and bears no relationship to assets, earnings or other criteria of value. No assurance can be given that the shares will have a market value or that they can be resold at this price if and when an active secondary market might exist. There is no minimum number of shares that need to be purchased to complete the offering; accordingly, the investor will not get his money back, regardless of the number of shares sold in the offering.

                  The economic benefit of an investment in the shares depends on our ability to successfully implement our business plan. The accomplishment of this goal may depend on, among other things, such investor's objectives and their ability to accept highly speculative risks, including the risk of total loss of his or her investment in the shares. Purchase of the shares is suitable only for persons of economic means who have adequate means of providing for their current needs, even if investment in the shares results in a total loss. Accordingly, no investor should purchase shares with funds that they may need to convert to cash and for which they cannot bear the risk of loss.

                  We reserve the right to accept or reject any subscription to purchase shares.

The Offering.

                  We are offering up to 200,000 shares to the public, at a price of $ 0.10 per share, payable to us against delivery of certificates representing the shares. The offering price was arbitrarily determined by Sandra J. Andre. The offering is not subject to a minimum subscription level. The shares are being offered only to bona fide residents of states where an exemption from qualification is applicable. We have not qualified the offering in any state. The acceptance of a subscription for shares is also subject to compliance with applicable federal and state securities laws and may be subject to the receipt of a legal opinion as to the validity of the shares being sold in this offering.

                  We may offer shares to potential investors outside of the United States.

                  We will review all subscriptions immediately on receipt. If the subscription is not rejected by us or our legal counsel, the subscription will be accepted and the check for the purchase price will be deposited. If, for any reason, an investor is determined to be not suitable or if the subscription is rejected for any other reason, the investor's check will be promptly returned to the investor without interest and without deduction. We have the right to completely or partially accept or reject any subscription for shares offered in this offering, for any reason or for no reason.

States for the Offering.

                  We intend to offer our shares for sale in Nevada. We may possibly offer our shares in those states that provide an exemption for the sale and issuance of shares in that state that have been registered under the Securities Act of 1933, as amended, or provide for some other exemption, i.e. a qualified purchaser exemption.

                  Our shares have not been qualified for sale in any state and we have made no determination that an exemption from qualification is available, except in Nevada. Under Nevada law, any security for which a registration statement has been filed under the Securities Act of 1933, as amended, in connection with the same offering, may be registered in Nevada by filing and/or coordination.

                  Our legal counsel or securities counsel in each of the states wherein a proposed purchaser resides will determine the availability and application of any exemptions on a state for state basis.

No Escrow of Proceeds.

                  There will be no escrow of any of the proceeds of this offering. Accordingly, we will have use of all funds raised as soon as we accept a subscription and funds have cleared. These funds shall be non-refundable to subscribers except as may be required by applicable law.

                  There is no minimum on the number of shares that have been designated for sale. Accordingly, once our securities are purchased, the subscriber will not be able to obtain a return of the investment, regardless of the number of shares sold.


No Broker Is Being Utilized in this Offering.

                  No broker has been retained by us for the sale of the shares. All sales will be made by personal contact by our sole officer and director, Sandra J. Andre. We do not presently intend to be mailing our prospectus to anyone or soliciting anyone who is not personally known by Sandra J. Andre or introduced to Sandra J. Andre and personally contacted by her. Although Sandra
J. Andre is an associated person of us as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934, she is deemed not to be a broker for the following reasons:

                  (1) She is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of her participation in the sale of our securities.

                  (2) The will not be compensated for her participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

                  (3) She is not an associated person of a broker or dealers at the time of her participation in the sale of our securities.

                  (4) She intends to actively be involved in our business after the closing of this offering.

                  (5) She is not nor has her been a broker or dealer, or an associated person of a broker or dealer. And,

                  (6) She has not been involved in selling an offering of securities for us or any issuer within the last 12 months.

Procedures for Prospective Investors.

                  You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $0.10 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to our order.

                  You should make your check payable and return your subscription agreement to:

                  Charrette de Cafe, Corp.
                  8018 East Santa Ana Canyon Road, Suite 100-131
                  Anaheim, California 92808
                  Attention: Sandra J. Andre

                  If you have any questions about this offering, please call Sandra J. Andre at (714) 281-1377 during regular business hours.

Expiration Date

The offering will continue until all shares offered in this offering are sold or three months after the effective date of this prospectus. We may decide to cease selling efforts at any time prior to such date. If this offering is oversubscribed, we may consider whether or not you expect to hold the shares purchased in this offering long term in determining whether and to what extent we will accept your subscription. We anticipate having one or more closings of this offering whenever we receive and accept new subscriptions.


                              BUSINESS OF CHARRETTE

History.

                  Charrette de Cafe, Corp. was incorporated in the State of Nevada on July 8, 2002.

                  We are in the development stage, a company that is in the early stages of starting a coffee cart business for the distribution of coffee and coffee related products.

                  We are not a blank check company, as that term is defined under Rule 419 of Regulation C, and we do not intend to merge or acquire another company in the foreseeable future. The Securities and Exchange Commission has adopted a rule (Rule 419) which defines a blank-check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is engage in a merger or acquisition with an unidentified company or companies. We have been informed that the Securities and Exchange Commission will "scrutinize ... offerings for attempts to create the appearance that the registrant ... has a specific business plan, in an effort to avoid the application of Rule 419."

                  As of the date hereof, we are deemed to be and can be defined as a "shell" company, a registrant, other than an asset backed-issuer, that has no or nominal operations, and either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents, (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

Proposed Business of Charrette.

                  We were founded for the purpose of building a retail specialty espresso and coffee business that sells specialty coffee and coffee drinks through company-owned and operated coffee carts. Predicated upon state and local health requirements, we changed our focus from having espresso coffee drinks prepared in an espresso machine to a brewing system that makes single cup servings from a sealed prepackaged unit with a water source of bottled water. Our objective is to establish our carts at high volume gasoline service stations, a market that we believe is not exploited at the current time.

                  Specialty coffee beverages include premium whole bean coffees or frozen and ice-blended coffee beverages. Specialty coffees are made from superior beans roasted to specifications that produce coffee with more flavor and consumer appeal. The single cup servings that we propose to offer to our customers are available in regular coffees, dark coffees and flavored coffees. There are five different regular coffee "blends," three different dark roast coffee "blends," five different flavored coffee "blends, and a smaller variety of decaf blends.

Industry Overview.

                  The specialty coffee business in the United States is growing rapidly. The National Coffee Association reports that over the last few years, the popularity of espresso carts and kiosks has grown and management believes coffee carts and kiosks will be one of the fastest growing distribution channels for specialty coffee drinks. Several factors have been attributed by media and industry sources to the recent increase in demand for specialty coffees. It is our opinion a high proportion of consumers in the United States now recognize and appreciate the difference in quality between instant and canned coffees and specialty coffees. The rapid expansion specialty coffee houses nationwide has also contributed to greater consumer awareness and appreciation of specialty coffees.

                                PLAN OF OPERATION

Our Charrette de Cafe - Our Coffee Cart and Coffee.

                  We will offer only the highest-quality regular coffees, dark coffees and flavored coffees, at the same time providing the service as quickly as possible, realizing the demand for coffee drinks to people on the go. All types of coffee drinks will be served, including decaf regular flavored and specialty flavored coffee, iced coffee drinks and various types of premium blended and ground coffee beverages.

                  We will sell our coffee drinks through company-owned and operated carts. The small size of the carts, approximately four to six feet long, three feet deep and four feet high, enable the carts to be located in non-traditional, key interception (corner locations with a high traffic count during peek hours) gasoline service station locations.

                  Standard equipment in a cart includes two or more coffee brewer systems (coffee machines that connect to bottled water), a coffee display rack and cash register, with an additional display rack for baked goods and other non-coffee items. The basic cart will be finished in an upscale design. The coffee carts located outside gasoline service station will likely be open from 8 a.m. to 7 p.m. seven days per week. The coffee cart is expected to be stored inside of the service station location during non operational periods of time. The typical staff per cart will consist of two part-time employees. Each employee will be trained to be knowledgeable about coffee drinks and gourmet coffee. The cart operations will be service driven, with emphasis on personalized service while providing a quality product to the customer.

                  The cart design will be upscale, emphasizing Charrette de Cafe, Corp. intended branding and style. The cart design will reflect our principle position, of that of a local coffee company, representing the feel and the attitude of Southern California and the Pacific West Coast. The coffee carts are intended to be our own billboards as we open new locations. Point of sale signage, custom bags, boxes, cups, gift sets, products and literature with Charrette's distinctive name and logo are intended to increase name awareness and to portray Charrette's image in terms of color, layout, typeface, wording, graphics and display.

                  The cost of building, equipping a coffee cart and operating it for one year have been estimated as follows:

                  Acquired the cart                $ 6,300
                  Two coffee machine systems           800
                  One blender                          200
                  One cash register                    200
                  Two display racks                    300
                  Labor for one year                     - (1)
                  Rent or lease expenses (one year)      - (2)
                  Coffee                               750 (3)
                  Miscellaneous                      2,900 (4)
                                                   _______
                       Total cost:                 $11,450
                                                   =======

                  (1) Labor costs will vary in accordance to how many coffee carts we are able to place. Sandra J. Andre is not an employee and she will be providing her services at no cost to us during the start-up phase. We anticipate that we will hire part-time employees during the first year of operations.

                  (2) Coffee cart vendors are sometimes charged a rental fee for placing a cart on private property. Rent charges vary considerably. Predicated upon the perception that more customers will be attracted to a service station location, we expect that our rental fee will be a minimal flat fee or a low variable fee based on a percentage of gross receipts.

                  (3) The initial inventory for coffee (and a few choices of tea) is the approximate sum of $750, predicated upon approximately 2,250 individual cups. Fresh coffee will be purchased, predicated on need and demand, on a weekly basis from the revenue generated from sales, if any.

                  (4) This includes the cost of the initial supply of custom bags, boxes, cups, gift sets, products and literature with Charrette's distinctive name and the approved sanitizer materials, permits and pre-packaged foods and condiments.

Business Plan Implementation.

                  Since formation we have undertaken analysis marketing and demographic research to select coffee cart sites or acceptable coffee cart locations. We have had meetings and discussions with governmental authorities regarding state and local requirements applicable to a mobile food facilities, the classification of our proposed coffee carts. We have had initial meetings and communications with owners and operators of service stations, and meeting with managers to determine ideal locations for the installation of coffee carts. We have limited our site acquisition to service stations that do not provide hot coffee or other hot convenience products. We have located a number of sources for our cart, either to be custom built or modified from an existing design.

                  Our business strategy for the first three months is as follows.

                  (1) Design and outfit the first "test" coffee cart including merchandising sales material.

                  (2) Open first coffee cart site. We will focus on the best way ensure that each coffee cart provides a consistent quality product and a superior level of customer service. This experience obtained in running this first coffee cart will serve as the basis for our operations procedural manual and as part of its marketing program as we will strive for increased exposure in the community.

                  (3) Evaluate the operating success of the first coffee cart in first three months of from date of operation and fine tune operation procedures and future growth plans. Determine the number of feasible locations in which coffee carts will be placed.

                  Our business strategy for the following nine months is as follows:

                  (1) Depending on the amount of capital resources available to us, during the following nine months, we anticipate opening up to three additional coffee carts in the Los Angeles - the West Hollywood adjacent to Beverly Hills and Westwood areas of California. This number may not be realistic as it may not be possible to fund all new coffee carts with funds generated from sales. Therefore, we will have to give consideration to either debt financing or issuing more of our common stock.

                  To date, our efforts have been concentrated on the investigation and planning stages of our proposed business and the legal requirements for operating the coffee cart and the preparation of the operational procedures. Sandra J. Andre has gathered information about the specialty coffee industry and about coffee cart operations from the National Coffee Association of North America, the Specialty Coffee Association of America, the general media sources, coffee cart and machine manufacturers, the market segment specialization program of the IRS and various individuals. She has determined sources where to get the coffee cart, equipment and supplies and she had contacted the various city licensing offices for licensing and operational information.

                  Sandra J. Andre has also looked for suitable locations for an coffee cart in West Hollywood, West Los Angeles and Beverly Hills, California and has cold called a number of service station owners to enquire about location opportunities. The locations contacted may have small interior convenience centers but do not provide its customers with coffee. We have not entered into a contract to acquire a coffee cart although we have talked to several manufacturers about what new and used carts were available, terms and delivery times from date of order. We have a source for our products from Allied Office Supplies (including the supplying of the brewing machines) in Los Angeles, California and a back up source for our products from Green Mountain Coffee Roasters in Waterbury, Vermont.

                  Our plans will require substantial capital investment. We estimate we will need a minimum of $20,000 over the next twelve months to implement our business strategy. We currently have $20,000 in cash on deposit in our bank. We intend to pay for our expansion using cash generated from sales from operating coffee carts, capital stock or borrowings. After the expenses payable by us in connection with this offering and assuming that no shares have been sold, we will have approximately $11,450 in working capital and this amount will be sufficient to commence operations. Sandra J. Andre has agreed to lend us $10,000 in additional working capital. If this amount was not sufficient, we would be required to borrow the additional working capital from a third party. There can be no assurance, however, that such third party financing will be available on terms satisfactory to us, if at all. Our failure to obtain sufficient additional capital in the future will limit or eliminate our ability to implement our business strategy. Future debt financings, if available, may result in increased interest and amortization expense, increased leverage, decreased income available to fund further coffee cart and location expansion, and may limit our ability to withstand competitive pressures and render us more vulnerable to economic downturns.

                  Future equity financings may dilute the equity interest of existing stockholders.


Sales and Marketing.

                  We will identify the highest-visibility, traffic key market service station locations and acquire them where possible. The small size of the coffee carts and their free-standing nature enable the coffee carts to be installed in non-traditional locations.

                  We estimate the cost of acquiring a good location will be a monthly royalty at 5% of the coffee carts' sales or no charge, if we are perceived as a "customer" attraction for the service station. Expanding revenue in a non-traditional location, where revenue is not currently being generated, will create a "win-win" solution for the service station owner and us.

Competition.

                  The retail coffee drinking market is highly competitive in that there are a number coffee houses, kiosks and carts throughout the Los Angeles area all of which will compete with our business. Such names as Starbucks Coffee, Seattle Best Coffee, Peet's Coffee and Tea and Coffee Bean's are household names in Los Angeles and surrounding areas and command a great following. In addition, every restaurant serves coffee, theaters, sports facilities, hotels often provide free coffee in each of its guest rooms and nearly every office offers coffee to visitors while they either wait or are in a meeting. To compete against the well such known names of Starbucks Coffee, Seattle Best Coffee, Peet's Coffee and Tea and Coffee Bean will be difficult for us since these companies have a strong following of coffee drinkers and can offer, in the majority of cases, a place for their customers to sit while enjoying their coffee. In addition, they offer a wide variety of coffee drinks to satisfy every coffee taste. We will also be limited in the number of different coffee drinks we can offer.

                  Against smaller, localized operators, we will compete on the basis of location, specialization, quality service, branding and professional management. There can be no assurance that we will be able to establish our self in the Los Angeles coffee market by building a solid customer base.

                  We believe that the location of our coffee carts will be key to our success and development due to demographics, visibility and/or population density.

                  We also face intense competition for suitable coffee cart sites and for qualified personnel to operate our proposed coffee cart. There can be no assurance that we will be able to secure a site at acceptable rent levels or that we will be able to attract qualified workers.

Limited Operating History.

                  Since our inception we have never conducted any business. We have no operating history and, accordingly, there is only a limited basis on which to evaluate our prospects for achieving our intended business objectives. To date our activities have been limited to organizational activities and this offering. We have limited resources and minimal revenues to date.

Employees.

                  As at December 31, 2005 and as of the date of this prospectus, Sandra J. Andre is our sole executive officer and director. She is solely involved in our affairs as required, but she is not compensated by us as an employee. She was responsible for causing our incorporation, developing our coffee concept, engaging the services of professionals to assist in our development, preparing documents as required and undertaking those duties normally the responsibility of the executive officers of a company.

                  We not a party to any employment contracts or collective bargaining agreements. We do not believe we will have problem in attracting suitable employees.

Government Regulation.

                  We are subject to the general laws and regulations relating to the food service industry. There are no specific laws or regulations that govern the coffee industry as a whole, or coffee retailers specifically, that are materially different than other retail or wholesale food businesses. There is general state laws governing health and cleanliness matters and County and City Ordinances that apply to operators of mobile food vehicles (including our coffee carts). Generally, the regulation addresses food handling procedures and food contact and utensil cleaning and sanitizing procedures. With the direct water connection to bottled water and the prepackaged coffee and related products (with paper products), the primary concern for each cart is the cleaning and sanitizing of the food contact surfaces and utensils during operating hours and the availability of restrooms (at the service station) for customers and our employees.

                             DESCRIPTION OF PROPERTY

                  We neither own nor lease any real property. At present, offices are provided at no cost to us by Sandra J. Andre, our President and Chief Executive Officer in Anaheim, California. This arrangement is expected to continue until such time as we may require office and storage space in Los Angeles, California. We have no agreements with respect to the maintenance or future acquisition of office or coffee outlet facilities.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

                  The following tables set forth the ownership, as of December 31, 2005, of our common stock (a) by each person known by us to be the beneficial owner of more than five (5%) percent of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

                  (a) Security Ownership of Certain Beneficial Owners.


                  The following table sets forth the security and beneficial ownership for each class of our equity securities any for any person who is known to be the beneficial owner of more than five (5%) percent of our outstanding common stock.

                                                                   Ownership
Title of                       No. of      Nature of    Current    After
Class       Name & Address     Shares      Ownership    % Owned    Offering(1)
________    ______________    _________    _________    _______    ________

Common      Sandra J. Andre   1,000,000     Record         100%       83%
            1150 S.
            Tamarisk Drive
            Anaheim Hills,
            CA 92807

__________________

(1) Giving effect to the sale and issuance of all of the shares hereby.

                  (b) Security Ownership of Officers and Directors.

                  The following table sets forth the ownership for each class of our equity securities owned beneficially and of record by all directors and officers.

                                                                   Ownership
Title of                       No. of      Nature of    Current    After
Class       Name & Address     Shares      Ownership    % Owned    Offering(1)
________    ______________    _________    _________    _______    ________

Common      Sandra J. Andre   1,000,000     Record        100%         83%
            1150 S.
            Tamarisk Drive
            Anaheim Hills,
            CA 92807

__________________

(1) Giving effect to the sale and issuance of all of the shares hereby.

                  (c) Changes in Control.

              There are currently no arrangements which would result in a change in our control.

                  (d) Related party Transactions.

                  We have not engaged in any related party transactions with Sandra J. Andre and we do not intend or propose to engage in any transactions with Sandra J. Andre.

                  The name, age and positions of our current director, executive officers and key employee is:

         Name                Age         Position

         Sandra J. Andre      52         President, Chief
                                         Executive Officer,
                                         Secretary, Treasurer &
                                         Director

                  Sandra J. Andre is our President, Chief Executive Officer, Secretary and Treasurer. She has been an officer and director of the Company since inception in 2002. From 1990 to 1995, she was the Vice-President and Chief Financial Officer of Plitt Amusement Company, Inc. Plitt Amusement Company, Inc. is engaged in the ownership and operation of movie theaters in the Pacific Northwest consisting than of approximately 26 locations with 115 screens featuring first run movies. From 1995 to 1996, she was the Chief Financial Officer of Lottery Enterprises, Inc., a manufacturer of instant lottery tickets and debit card dispensing technology. From 1998 to the present, she has been an officer and director of Sierra Resource Group, Inc., a company that intended to acquire oil and natural gas leases in Texas. From 1996 to 2000 she was the Chief Financial Officer of Young Minds, Inc., a software development/retailer company. From 2000 to present she has been President of JEI, Inc. retail/distributor company for equipment in movie, theater and magic industries.

                  We intend to recruit and appoint additional directors and officers as needed who have the requisite complement of skills to successfully implement our business plan. Currently, we have no employees. We will recruit employees as we grow and develop.

                  The term of office of each director is one year or until his or her successor is elected at an annual meeting and qualified. The term of office for each officer is at the pleasure of our board of directors. The board of directors has no nominating, auditing or compensation committee. There are no arrangements or understandings between any of the officers or directors and any other persons pursuant to which such officer or director was selected as an officer or director.


                                 INDEMNIFICATION

                  Our articles of incorporation provide, in paragraph 12, the following:

                  No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages or breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

                  Nevada Revised Statutes, Section 78.751 reads, in full, as follows:

                  1. Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

                           (a) By the stockholders;

                           (b) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

                           (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                           (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

                  2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director of officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

                  3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

                           (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                           (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

                  We have been informed that liability is not eliminated or limited unless the company includes the provision, like we have, in our original articles of incorporation or ads the provision by amendment. Under Nevada law, liability may be eliminated or limited as to both directors and officer. Thus, the liability of a director may be eliminated for breach of his or her fiduciary duty as an officer. Similarly, an officer may be relieved of liability to the company for breach of his or her duties as an officer. However, the law does not permit the elimination of limitation of liability for acts or omissions, which involve intentional misconduct, fraud, or a knowing violation of law. We have also been informed that the adoption of a provision eliminating liability of directors or officers does not mean that these individuals will never find themselves as a defendant in actions or suits arising from the performance of their duties. First, liability may not be eliminated or limited for acts or omissions, which involve intentional misconduct, fraud, or knowing violation of law. Second, liability may not be eliminated or limited for the payment of dividends in violation of Nevada Revised Statutes. We have been also been informed that the statute refers only to liability for damages. Thus, the article provision will not protect a director or officer from suits seeking equitable relief or orders requiring the return of corporate property. Since the statute is limited to liability of a director or officer to the corporation or stockholders, the provision will afford no protection in suits brought by third parties. As the statute reflects, it applies only to liability for breach of fiduciary duty as a director or officer. If a director or officer is also a majority stockholder, he or she may be liable for monetary damages for breach of duty to the minority.

                  Insofar as indemnification for liabilities arising under the Securities Acts may be permitted to our directors, officers and controlling persons pursuant to any provisions contained in its Articles of Incorporation, or by-laws, or otherwise, we have been advised that in the opinion of the

Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and will be governed by the final adjudication of such issue.


                            DESCRIPTION OF SECURITIES

                  The following description is a summary and is qualified in its entirety by the provisions of our articles of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement which contains this prospectus.

Common Stock.

                  We are authorized to issue 25,000,000 shares of common stock $.001 par value. As of December 31, 2005, there were 1,000,000 common shares issued and outstanding.

Voting Rights.

                  Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.


California Law.

                  Section 2115 of the California General Corporation law, however, provides that a corporation incorporated under the laws of a jurisdiction other than California, but which has more than one-half of its "outstanding voting securities" and which has a majority of its property, payroll and sales in California, based on the factors used in determining its income allocable to California on its franchise tax returns, may be required to provide cumulative voting until such time as the company has its shares listed on certain national securities exchanges, or designated as a national market security on NASDAQ (subject to certain limitations). Accordingly, holders of the our common stock may be entitled to one vote for each share of common stock held and may have cumulative voting rights in the election of directors. This means that holders are entitled to one vote for each share of common stock held, multiplied by the number of directors to be elected, and the holder may cast all such votes for a single director, or may distribute them among any number of all of the directors to be elected.

                  Our existing director who is also our sole shareholder will be able to elect all of the members of our board of directors even if Section 2115 is applicable.

Dividend Policy.

                  All shares of common stock are entitled to participate proportionally in dividends if our board of directors declares them out of the funds legally available and subordinate to the rights, if any, of the holders of outstanding shares of preferred stock. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Miscellaneous Rights and Provisions.

                  Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

Shares Eligible for Future Sale.

                  The 1,000,000 shares of common stock owned by Sandra J. Andre may be eligible for future sale under Rule 144.

                  In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

                  In summary, Rule 144, as in full force and effect as of today, applies to affiliates (that is, control persons) and nonaffiliates when they resell restricted securities (those purchased from the issuer or an affiliate of the issuer in nonpublic transactions). Nonaffiliates reselling restricted securities, as well as affiliates selling restricted or nonrestricted securities, are not considered to be engaged in a distribution and, therefore, are not deemed to be underwriters as defined in Section 2(11), if six conditions are met:

                  (1) Current public information must be available about the issuer unless sales are limited to those made by nonaffiliates after two years.

                  (2) When restricted securities are sold, generally there must be a one-year holding period.

                  (3) When either restricted or nonrestricted securities are sold by an affiliate after one year, there are limitations on the amount of securities that may be sold; when restricted securities are sold by non-affiliates between the first and second years, there are identical limitations; after two years, there are no volume limitations for resales by non-affiliates.

                  (4) Except for sales of restricted securities made by nonaffiliates after two years, all sales must be made in brokers' transactions are defined in Section 4(4) of the 1933 Act, or a transaction directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended.

                  (5) Except for sales of restricted securities made by non-affiliates after two years, a notice of proposed sale must be filed for all sales in excess of 500 shares or with an aggregate sales price in excess of $10,000.

                  (6) There must be a bona fide intention to sell within a reasonable time after the filing of the notice referred to in (5) above.

                  As a result of the provisions of Rule 144, certain of the restricted securities owned by Sandra Andre could be available for sale in a public market, if developed, beginning approximate one year after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Transfer Agent.

                  We have appointed Pacific Stock Transfer Company 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119 as transfer agent for our shares of the common stock.

CUSIP Number.

                  Our CUSIP number is 161149 10 9.


             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information and Price.

                  Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our registration statement has cleared comments from the Securities and Exchange Commission, if ever, or on the Bulletin Board Exchange, if qualified. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

                  Our common stock is not quoted at the present time.

                  There is no trading market for our common stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. We intend to request a broker-dealer to make application to the NASD to have the company's securities traded on the OTC Bulletin Board System or published, in print and electronic media, or either, in the Pink Sheets LLC "Pink Sheets."

                  The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                  As a result of our offering price and being a penny stock, the market liquidity for our common stock may be adversely affected since the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market.

                  The rules governing penny stock require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000, $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing prior to effecting the transaction and in writing before or with the customer confirmation. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed on broker-dealers by such requirements may discourage them from effecting transactions in the securities underlying the shares, which could severely limit the liquidity of the securities underlying the shares and the ability of purchasers in this offering to sell the securities underlying the shares in the secondary market.


                  For the initial listing in the NASDAQ SmallCap market, a company must have net tangible assets of $4 million or market capitalization of $50 million or a net income (in the latest fiscal year or two of the last fiscal years) of $750,000, a public float of 1,000,000 shares with a market value of $5 million. The minimum bid price must be $4.00 and there must be 3 market makers. In addition, there must be 300 shareholders holding 100 shares or more, and the company must have an operating history of at least one year or a market capitalization of $50 million.

                  For continued listing in the NASDAQ SmallCap market, a company must have net tangible assets of $2 million or market capitalization of $35 million or a net income (in the latest fiscal year or two of the last fiscal years) of $500,000, a public float of 500,000 shares with a market value of $1 million. The minimum bid price must be $1.00 and there must be 2 market makers. In addition, there must be 300 shareholders holding 100 shares or more.

                  We intend to request a broker-dealer to make application to the NASD to have our securities traded on the OTC Bulletin Board Systems or published, in print and electronic media, or either, in the Pink Sheets LLC "Pink Sheets," or either.

Dividends.

                  We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the board of directors deems relevant.

Shareholders.

                  Sandra J. Andre is our only shareholder of record.

Other.

                  We have no shares of common stock that is subject to options or warrants to purchase or securities convertible into shares.


                                  LEGAL MATTERS

                  Certain matters relating to the legality of the common stock offered in this prospectus will be passed upon for us by Ronald J. Stauber, Esq., a member of the California Bar, 1880 Century Park East, Suite 300, Los Angeles, California 90067.


                             EXECUTIVE COMPENSATION

                  No executive compensation has been paid since our inception. We have paid no compensation or consulting fees to our officer or director and we are not a party to any employment agreements. We have made no advances and no advances are contemplated to be made by us to our officer or director. We have no retirement, pension, profit sharing or stock option plans or insurance or medical reimbursement plans covering our officers and directors and we do not contemplate implementing any such plans. Sandra J. Andre is now the only person who provides services to us in connection with the implementation of our plan of operation. We do contemplate that any present or future officer and director will be entitled to reimbursement for out of pocket expenditures for activities on our behalf. There are no transactions between us and any third party wherein the purpose of the transaction is to furnish compensation to our officer and director. We do not anticipate any compensation to be paid to any officer and director or to Sandra J. Andre for the fiscal year ended December 31, 2006.


                              FINANCIAL STATEMENTS

                  Statements included in this report that do not relate to present or historical conditions are "forward-looking statements." Our company may make future oral or written forward-looking statements which also may be included in documents other than this registration statement that are filed with the Commission.

                  Forward-looking statements involve risks and uncertainties that may differ materially from actual results. Forward-looking statements in this report and elsewhere may relate to our plans, strategies, objectives, expectations, intentions and adequacy of resources.

                            CHARRETTE DE CAFE, CORP.
                        (A Development Stage Enterprise)

                                FINANCIAL REPORTS

                                DECEMBER 31, 2005
                                DECEMBER 31, 2004

                            CHARRETTE DE CAFE, CORP.
                        (A Development Stage Enterprise)

                                    CONTENTS







REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM                                                              F-1
________________________________________________________________________________

FINANCIAL STATEMENTS

   Balance Sheets                                                            F-2

   Statements of Operations                                                  F-3

   Statements of Stockholder's Equity                                        F-4

   Statements of Cash Flows                                                  F-5

   Notes to Financial Statements                                           F-6-9
________________________________________________________________________________

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Charrette de Cafe, Corp.
Las Vegas, Nevada


I have audited the accompanying balance sheets of Charrette de Cafe, Corp. (A Development Stage Enterprise) as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity, and cash flows for year ended December 31, 2005 and the period July 8, 2002 (inception) through December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Charrette de Cafe, Corp. (A Development Stage Enterprise) as of December 31, 2005 and 2004 and the results of its operations and cash flows for the period July 8, 2002 (inception) through December 31, 2005 and 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Kyle L. Tingle, CPA, LLC


January 6, 2006
Las Vegas, Nevada


                            CHARRETTE DE CAFE, CORP.
                        (A Development Stage Enterprise)
                                 BALANCE SHEETS


                                                              December 31,      December 31,
                                                                      2005              2004
                                                              ____________      ____________

                                     ASSETS

CURRENT ASSETS
     Cash                                                       $ 20,000          $ 20,000
                                                                ________          ________
            Total current assets                                $ 20,000          $ 20,000
                                                                ________          ________
                   Total assets                                 $ 20,000          $ 20,000
                                                                ========          ========


                      LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
     Accounts payable                                           $  6,000          $  6,000
     Officers advances (Note 7)                                    6,082             5,932
                                                                ________          ________
            Total current liabilities                           $ 12,082          $ 11,932
                                                                ________          ________


STOCKHOLDER'S EQUITY
     Common stock: $.001 par value;
        authorized 25,000,000 shares;
        issued and outstanding:
        1,000,000 shares at December 31, 2005 and 2004:         $  1,000          $  1,000
Additional Paid In Capital                                        19,000            19,000
Accumulated deficit during development stage                     (12,082)          (11,932)
                                                                ________          ________
            Total stockholder's equity                          $  7,918          $  8,068
                                                                ________          ________
                   Total liabilities and
                   stockholder's equity                         $ 20,000          $ 20,000
                                                                ========          ========


                 See Accompanying Notes to Financial Statements.



                            CHARRETTE DE CAFE, CORP.
                        (A Development Stage Enterprise)
                            STATEMENTS OF OPERATIONS


                                                                     July 8, 2002       July 8, 2002
                                                                   (inception) to     (inception) to
                                                  December 31,       December 31,       December 31,
                                                         2005               2004               2005
                                                 _____________     ______________     ______________

Revenues                                           $        0        $        0          $       0

Cost of revenue                                             0                 0                  0
                                                   __________        __________          _________
           Gross profit                            $        0        $        0          $       0

General, selling and administrative expenses              150             1,025             12,082
                                                   __________        __________          _________
           Operating (loss)                        $     (150)       $   (1,025)         $ (12,082)

Nonoperating income (expense)                               0                 0                  0
                                                   __________        __________          _________
   Net (loss)                                      $     (150)       $   (1,025)         $ (12,082)
                                                   ==========        ==========          =========

   Net (loss) per share, basic
   and diluted (Note 2)                            $   (0.00)        $    (0.00)         $   (0.01)
                                                   ==========        ==========          =========
   Average number of shares
   of common stock outstanding                      1,000,000         1,000,000          1,000,000
                                                   ==========        ==========          =========


                 See Accompanying Notes to Financial Statements.



                            CHARRETTE DE CAFE, CORP.
                        (A Development Stage Enterprise)
                        STATEMENT OF STOCKHOLDER'S EQUITY

                                                                                  Accumulated
                                                                                    (Deficit)
                                       Common Stock              Additional         During
                                  _______________________         Paid-In         Development
                                   Shares          Amount         Capital            Stage          Total
                                  _________        ______        __________       ___________      _______

Issuance of Common Stock,
   July 31, 2002                  1,000,000        $1,000         $ 19,000         $      -        $20,000

Net (loss), December 31, 2002                                                        (6,360)        (6,360)
                                  _________        ______         ________         ________        _______

Balance, December 31, 2002        1,000,000        $1,000         $ 19,000         $ (6,360)       $13,640

Net (loss), December 31, 2003                                                        (4,547)        (4,547)
                                  _________        ______         ________         ________        _______

Balance, December 31, 2003        1,000,000        $1,000         $ 19,000         $(10,907)       $ 9,093

Net (loss), December 31, 2004                                                        (1,025)        (1,025)
                                  _________        ______         ________         ________        _______

Balance, December 31, 2004        1,000,000        $1,000         $ 19,000         $(11,932)       $ 8,068

Net (loss), December 31, 2005                                                          (150)          (150)
                                  _________        ______         ________         ________        _______

Balance, December 31, 2005        1,000,000        $1,000         $ 19,000         $(12,082)       $ 7,918
                                  =========        ======         ========         ========        =======


                 See Accompanying Notes to Financial Statements.



                            CHARRETTE DE CAFE, CORP.
                        (A Development Stage Enterprise)
                            STATEMENTS OF CASH FLOWS

                                                                                           July 8, 2002
                                                                                          (inception) to
                                                       December 31,     December 31,       December 31,
                                                               2005              2004              2005
                                                       ____________     ____________      ______________

Cash Flows From
Operating Activities
    Net (loss)                                           $   (150)        $ (1,025)          $(12,082)
    Adjustments to reconcile net (loss)
         to cash (used in) operating activities:
    Changes in assets and liabilities
    Increase in accounts payable                                0                0              6,000
                                                         ________         ________           ________
         Net cash (used in) operating activities         $   (150)        $ (1,025)          $ (6,082)
                                                         ________         ________           ________

Cash Flows From Investing Activities                     $      0         $      0           $      0
                                                         ________         ________           ________

Cash Flows From Financing Activities
Issuance of common stock                                        0                0             20,000
Increase in officer advances                                  150            1,025              6,082
                                                         ________         ________           ________

         Net cash provided by financing activities       $    150         $  1,025           $ 26,082
                                                         ________         ________           ________

         Net increase (decrease) in cash                 $      0         $      0           $ 20,000

Cash, beginning of period                                $ 20,000         $ 20,000           $      0
                                                         ________         ________           ________
Cash, end of period                                      $ 20,000         $ 20,000           $ 20,000
                                                         ========         ========           ========

SUPPLEMENTAL INFORMATION

Interest paid                                            $      0         $      0           $      0
                                                         ========         ========           ========
Income taxes paid                                        $      0         $      0           $      0
                                                         ========         ========           ========


                 See Accompanying Notes to Financial Statements.


                            CHARRETTE DE CAFE, CORP.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:

Charrette De Cafe, Corp. ("Company") was organized July 8, 2002 under the laws of the State of Nevada. The Company currently has limited operations and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises," is considered a Development Stage Enterprise.

A SUMMARY OF THE COMPANY'S SIGNIFICANT ACCOUNTING POLICIES IS AS FOLLOWS:

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2005 and 2004.

INCOME TAXES

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have significant cash of other material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. Until the Company has sufficient operations, the stockholders, officers, and directors have committed to advancing the operating costs of the company.

                            CHARRETTE DE CAFE, CORP.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R "Share Based Payment." This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and amends FASB Statement No. 95, "Statement of Cash Flows." This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. This statement is effective for the first interim reporting period that begins after June 15, 2005.

     SFAS 123R permits public companies to choose between the following two adoption methods:

     1. A "modified prospective" method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123R for all share-based payments granted after the effective date and (b) based on the requirements of Statement 123 for all awards granted to employees prior to the effective date of SFAS 123R that remain unvested on the effective date, or

     2. A "modified retrospective" method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

As we do not currently have share based payments, we expect no impact to the financial statements due to the adoption of SFAS 123R.

In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47 "Accounting for Conditional Asset Retirement Obligations--an Interpretation of FASB Statement No. 143" ("FIN No. 47"). FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event. FIN No. 47 is effective for us no later than December 31, 2005. We do not expect that the adoption of FIN No. 47 will have a material impact on our financial condition or results of operations.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a replacement of APB No. 20 and FASB Statement No. 3" ("SFAS No. 154"). SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This statement is effective for our Company as of January 1, 2006. The Company does not believe that the adoption of SFAS No. 154 will have a material impact on our financial statements.

                            CHARRETTE DE CAFE, CORP.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2.  STOCKHOLDERS' EQUITY

COMMON STOCK

The authorized common stock of the Company consists of 25,000,000 shares with par value of $0.001. On July 31, 2002, the Company authorized and issued 1,000,000 shares of common stock in consideration of $20,000 in cash.

The Company has not authorized any preferred stock.

NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, "Earnings Per Share." The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding of 1,000,000 during 2005, 2004 and since inception. As of December 31, 2005 and 2004 and since inception, the Company had no dilutive potential common shares.

NOTE 3.  INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The components of the Company's deferred tax asset as of December 31, 2005 and 2004 is as follows:

                                          2005         2004
                                         _______      _______

     Net operating loss carryforward     $(4,229)     $(4,176)
     Valuation allowance                   4,229        4,176
                                         _______      _______

     Net deferred tax asset              $     0      $     0
                                         =======      =======

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

                                                                    Since
                                          2005         2004       Inception
                                         _______      _______     _________

     Tax at statutory rate               $   (53)     $  (359)     $(4,229)
     Increase in valuation allowance          53          359        4,229
                                         _______      _______      _______

     Net deferred tax asset              $     0      $     0      $     0
                                         =======      =======      =======

                            CHARRETTE DE CAFE, CORP.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 3.  INCOME TAXES (CONTINUED)

The net federal operating loss carry forward will expire between 2022 and 2025. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 4.  RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer of the Company provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 5.  WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 6.  OFFICERS ADVANCES

The Company incurred costs of incorporation and other fees prior to the issuance of stock. An officer of the Company has advanced funds on behalf of the Company to pay for these costs. These funds have been advanced interest free.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


                  Other than (i) the sale and issuance of our common stock to Sandra J. Andre, our sole shareholder and our only officer and director, for $20,000 on or about July 31, 2002, and (ii) Sandra J. Andre providing office space for us, without any cost or expense to us, and (iii) the possible extension of credit to us by Sandra J. Andre, we have not entered into any transactions with her or any member of her family or any transactions which require disclosure pursuant to Item 404 of Regulation S-B.


                                   LITIGATION

                  We are not a party to any litigation and, to the best of our knowledge, none is threatened or anticipated.

                                 BACK COVER PAGE

                        DELIVERY OF PROSPECTUS BY DEALERS

                  Until 90 days after the effective date of this Prospectus, all dealers effecting transactions in the registered shares, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The company's articles of incorporation provide, in paragraph 12, the following:

                  No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages or breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

                  Nevada Revised Statutes, Section 78.751 reads, in full, as follows:

                  1. Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

                           (a)      By the stockholders;

                           (b) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

                           (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                           (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

                  2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director of officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

                  3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

                           (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS
                                    78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                           (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

                  We have been informed that liability is not eliminated or limited unless the company includes the provision, like it has, in its original articles of incorporation or ads the provision by amendment. Under Nevada law, liability may be eliminated or limited as to both directors and officer. Thus, the liability of a director may be eliminated for breach of his or her fiduciary duty as an officer. Similarly, an officer may be relieved of liability to the company for breach of his or her duties as an officer. However, the law does not permit the elimination of limitation of liability for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law. We have also been informed that the adoption of a provision eliminating liability of directors or officers does not mean that these individuals will never find themselves as a defendant in actions or suits arising from the performance of their duties. First, liability may not be eliminated or limited for acts or omissions which involve intentional misconduct, fraud, or knowing violation of law. Second, liability may not be eliminated or limited for the payment of dividends in violation of Nevada Revised Statutes. We have also been informed that the statute refers only to liability for damages. Thus, the article provision will not protect a director or officer from suits seeking equitable relief or orders requiring the return of corporate property. Since the statute is limited to liability of a director or officer to the corporation or stockholders, the provision will afford no protection in suits brought by third parties. As the statute reflects, it applies only to liability for breach of fiduciary duty as a director or officer. If a director or officer is also a majority stockholder, he or she may be liable for monetary damages for breach of duty to the minority. Further, we have been advised that the directors and officers will not be able to escape liability for violations of federal and state securities laws.

ITEM 25 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                  The other expenses payable by the company in connection with the offering of the securities being registered herein are estimated as follows:

         Securities and Exchange Commission
         Registration Fee                                        50.00
         Attorneys' Fees                                      6,000.00
         Accounting Fees                                        500.00
         Printing and Engraving                                 500.00
         Blue Sky Qualification Fees and Expenses               700.00
         Miscellaneous                                          300.00
         Transfer Agent Fees                                    500.00
                                                            __________
                  Total                                     $ 8,550.00


ITEM 26 -         RECENT SALES OF UNREGISTERED SECURITIES

                  We authorized the sale and our treasurer acknowledged receipt for the sale our securities on November 13, 2002. All of the shares of common stock of the Company issued has been issued for investment purposes in a "private transaction" and are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended. These shares may not be offered for public sale except under Rule 144, or otherwise, pursuant to said Act.

                  (a) Securities sold.

                  We authorized the sale and issuance for cash of all of the shares that are outstanding. The Treasurer of the Company acknowledged receipt of the full consideration for the shares on or about November 13, 2002 and the one certificate evidencing said shares were executed and delivered on or about said date. The following is the name of the one issuee and the number of shares purchased.

                           Name                       Number of Shares

                  Sandra J. Andre                       1,000,000

                  All of our shares of common stock have been issued for investment purposes in a "private transaction" and are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended. These shares may not be offered for public sale except under Rule 144, or otherwise, pursuant to said Act.

                  (b) Underwriters and other purchasers.

                  There were no underwriters in connection with the sale and issuance of any securities. (c) Consideration.

                  Each of the shares of stock were originally sold for cash. Sandra J. Andre paid $.02 per share for the shares, we sold and issued 1,000,000 shares and the aggregate consideration received by us was $20,000.

                  (d) Exemption from Registration Relied Upon.

                  The sale and issuance of the shares of stock was exempt from registration under the Securities Act of 1933, as amended, by virtue of section 4(2) as a transaction not involving a public offering. Sandra J. Andre acquired the shares for investment and not with a view to distribution to the public.

                  All of the shares were issued by us with a restrictive legend regarding transfer and stop-transfer orders were imposed in connection with the issuance. The offering was only made to Sandra J. Andre. She received or had access to information about us, and we believed that the offeree had such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risk of the prospective investment, she was a person who was able to bear the economic risk of the investment, and immediately before making the sale, after making a reasonable inquiry, we believed that the offeree had the requisite knowledge and experience to bear the economic risk of the investment, i.e., the offeree could afford to hold the shares for an indefinite period and at the time of the investment, she could afford a complete loss.


ITEM 27 - EXHIBITS

                  Copies of the following documents are filed with this registration statement as exhibits:

         3.1 Articles of Incorporation (filed as an exhibit to our registration statement on Form SB-2, filed with the Securities and Exchange Commission on March 6, 2003).

         3.2 Bylaws (filed as an exhibit to our registration statement on Form SB-2, filed with the Securities and Exchange Commission on March 6, 2003).

         4.1 Form of certificate evidencing shares of common stock (filed as an exhibit to our registration statement on Form SB-2, filed with the Securities and Exchange Commission on March 6,
                  2003).

         5.1 Opinion of Counsel. (filed as an exhibit to our registration statement on Form SB-2, filed with the Securities and Exchange Commission on March 22, 2006).

         23.1     Accountant's Consent to Use Opinion.

         23.2 Counsel's Consent to Use Opinion (See 5.1 above). (filed as an exhibit to our registration statement on Form SB-2, filed with the Securities and Exchange Commission on March 22, 2006).

         99       Subscription Agreement.



UNDERTAKINGS

                  In this registration statement, we are including undertakings required pursuant to Rule 415 of the Securities Act.

                  Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

                  Based on the above-referenced facts and in compliance with the above-referenced rules, we hereby undertake:

         (1) To file, during any period in which offers or sales are being made post-effective amendment to this registration statement:

                           (i)            To include any prospectus required by
                                          Section 10(a)(3) of the Securities Act
                                          of 1933, as amended;

                           (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimate maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement, including (but not limited to) the addition of any underwriter;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  Insofar as indemnification for liabilities arising under the Securities Acts may be permitted to our directors, officers and controlling persons pursuant to any provisions contained in its Articles of Incorporation, or by-laws, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and will be governed by the final adjudication of such issue.


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



                                   SIGNATURES


                  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Anaheim Hills, California on April 4, 2006.




                                    CHARRETTE DE CAFE, CORP.




                                    /s/ SANDRA J. ANDRE
                                    ________________________________________
                                    By: Sandra J. Andre
                                        President



                                    /s/ SANDRA J. ANDRE
                                    ________________________________________
                                    By: Sandra J. Andre
                                        Principal Financial Officer



                                    /s/ SANDRA J. ANDRE
                                    ________________________________________
                                    By: Sandra J. Andre
                                        Principal Accounting Officer



                  In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacity stated in the City of Anaheim Hills, California on April 4, 2006.



                                    /s/ SANDRA J. ANDRE
                                    ________________________________________
                                    By: Sandra J. Andre
                                        Sole Director



                                       59